                                                                    EXHIBIT 10.8


                          LOAN AND SECURITY AGREEMENT

                                  by and among



                              ROUGE STEEL COMPANY,
                                  as Borrower

                                      and

                             ROUGE INDUSTRIES, INC.
                                 QS STEEL INC.
                           EVELETH TACONITE COMPANY,
                                 as Guarantors

                        CONGRESS FINANCIAL CORPORATION,
                                    as Agent

                                      and

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                   as Lenders



                             Dated: March 13, 2001

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.   DEFINITIONS ......................................................1

SECTION 2.   CREDIT FACILITIES ...............................................23
    2.1      Loans ...........................................................23
    2.2      Letter of Credit Accommodations .................................23
    2.4      Commitments .....................................................28

SECTION 3.   INTEREST AND FEES ...............................................28
    3.1      Interest ........................................................28
    3.2      Fees ............................................................29
    3.3      Changes in Laws and Increased Costs of Loans. ...................30
    4.1      Conditions Precedent to Initial Loans and Letter of
             Credit Accommodations ...........................................31
    4.2      Conditions Precedent to All Loans and Letter of Credit
             Accommodations ..................................................33

SECTION 5.   GRANT OF SECURITY INTEREST ......................................34

SECTION 6.   COLLECTION AND ADMINISTRATION ...................................35
    6.1      Borrower's Loan Account .........................................35
    6.2      Statements ......................................................35
    6.3      Collection of Accounts ..........................................36
    6.4      Payments ........................................................37
    6.5      Authorization to Make Loans .....................................38
    6.6      Use of Proceeds .................................................38
    6.7      Pro Rata Treatment ..............................................38
    6.8      Sharing of Payments, Etc. .......................................38
    6.9      Settlement Procedures ...........................................39

SECTION 7.   COLLATERAL REPORTING AND COVENANTS ..............................42
    7.1      Collateral Reporting ............................................42
    7.2      Accounts Covenants ..............................................43
    7.3      Inventory Covenants .............................................45
    7.4      Equipment and Real Property Covenants ...........................45
    7.5      Power of Attorney ...............................................46
    7.6      Right to Cure ...................................................47
    7.7      Access to Premises ..............................................47


                                       (i)

SECTION 8.   REPRESENTATIONS AND WARRANTIES ..................................48
    8.1      Corporate Existence, Power and Authority; Subsidiaries ..........48
    8.2      Financial Statements; No Material Adverse Change ................48
    8.3      Chief Executive Office; Collateral Locations ....................48
    8.4      Priority of Liens; Title to Properties ..........................49
    8.5      Tax Returns .....................................................49
    8.6      Litigation ......................................................49
    8.7      Compliance with Other Agreements and Applicable Laws ............49
    8.8      Environmental Compliance ........................................50
    8.9      Employee Benefits ...............................................51
    8.10     Bank Accounts ...................................................52
    8.11     Intellectual Property ...........................................52
    8.12     Capitalization ..................................................52
    8.13     Labor Disputes ..................................................53
    8.14     Corporate Name; Prior Transactions ..............................53
    8.15     Restrictions on Subsidiaries ....................................53
    8.16     Material Contracts ..............................................53
    8.17     Payable Practices ...............................................54
    8.18     Accuracy and Completeness of Information ........................54
    8.19     Survival of Warranties; Cumulative ..............................54

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS ..............................54
    9.1      Maintenance of Existence ........................................54
    9.2      New Collateral Locations ........................................55
    9.3      Compliance with Laws, Regulations, Etc. .........................55
    9.4      Payment of Taxes and Claims .....................................56
    9.5      Insurance .......................................................56
    9.6      Financial Statements and Other Information ......................57
    9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc. ........59
    9.8      Encumbrances ....................................................60
    9.9      Indebtedness ....................................................62
    9.10     Loans, Investments, Guarantees, Etc. ............................65
    9.11     Dividends and Redemptions .......................................68
    9.12     Transactions with Affiliates ....................................71
    9.13     Additional Bank Accounts ........................................71
    9.14     Compliance with ERISA ...........................................71
    9.15     End of Fiscal Years; Fiscal Quarters ............................72
    9.17     Limitation of Restrictions Affecting Subsidiaries ...............72
    9.18     Adjusted Net Worth ..............................................72
    9.19     License Agreements ..............................................72
    9.20     Costs and Expenses ..............................................74
    9.21     Further Assurances ..............................................74


                                      (ii)

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES ..................................75
   10.1      Events of Default ...............................................75
   10.2      Remedies ........................................................77

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING
             LAW .............................................................79
   11.1      Governing Law; Choice of Forum; Service of Process;
             Jury Trial Waiver ...............................................79
   11.2      Waiver of Notices ...............................................80
   11.3      Amendments and Waivers ..........................................80
   11.4      Waiver of Counterclaims .........................................82
   11.5      Indemnification .................................................82

SECTION 12.  THE AGENT .......................................................82
   12.1      Appointment, Powers and Immunities ..............................82
   12.2      Reliance by Agent ...............................................83
   12.3      Events of Default ...............................................83
   12.4      Congress in its Individual Capacity .............................84
   12.5      Indemnification .................................................84
   12.6      Non-Reliance on Agent and Other Lenders .........................84
   12.7      Failure to Act ..................................................85
   12.8      Additional Loans ................................................85
   12.9      Concerning the Collateral and the Related Financing
             Agreements ......................................................86
   12.10     Field Audit, Examination Reports and other Information;
             Disclaimer by Lenders ...........................................86
   12.11     Collateral Matters ..............................................86
   12.12     Agency for Perfection ...........................................88

SECTION 13.  TERM OF AGREEMENT; MISCELLANEOUS ................................88
   13.1      Term ............................................................88
   13.2      Interpretative Provisions .......................................90
   13.3      Notices .........................................................91
   13.4      Partial Invalidity ..............................................92
   13.5      Confidentiality .................................................92
   13.6      Successors ......................................................93
   13.7      Assignments; Participations .....................................93
   13.8      Entire Agreement ................................................96


                                      (iii)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


         Exhibit A               Form of Assignment and Acceptance

         Exhibit B               Form of Borrowing Base Certificate

         Exhibit C               Information Certificate

         Exhibit D               Form of Compliance Certificate

         Schedule 1.43           Description of Ford Powerhouse Explosion Claims

         Schedule 1.70           Permitted Holders

         Schedule 8.2            Material Adverse Change

         Schedule 8.4            Existing Liens

         Schedule 8.8            Environmental Matters

         Schedule 8.10           Bank Accounts

         Schedule 8.11           Licensed Intellectual Property

         Schedule 8.13           Labor Matters

         Schedule 8.15           Restrictions on Subsidiaries

         Schedule 8.16           Material Contracts

         Schedule 9.9            Existing Indebtedness

         Schedule 9.10           Existing Loans, Advances and Guarantees


                                       (i)

                           LOAN AND SECURITY AGREEMENT



         This Loan and Security Agreement dated March 13, 2001 is entered into by and among Rouge Steel Company, a Delaware corporation ("Borrower"), Rouge Industries, Inc., a Delaware corporation ("RII"), QS Steel Inc., a Michigan corporation ("QS"), Eveleth Taconite Company, a Minnesota corporation ("Eveleth", and together with RII and QS, each individually a "Guarantor" and collectively, "Guarantors"), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders") and Congress Financial Corporation, a Delaware corporation, in its capacity as agent for Lenders (in such capacity, "Agent").



                              W I T N E S S E T H:

         WHEREAS, Borrower and Guarantors have requested that Agent and Lenders enter into financing arrangements with Borrower pursuant to which Lenders may make loans and provide other financial accommodations to Borrower; and

         WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and provide such financial accommodations to Borrower on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



SECTION 1. DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean all present and future rights of Borrower and each Guarantor to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

         1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve

Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.3 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization), but excluding any increase in net deferred tax assets after the date hereof and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

         1.4 "Affiliates" shall mean, with respect to a specified Person, a partnership, corporation or any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five (5%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds five (5%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds five (5%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise.

         1.5 "Agent" shall mean Congress Financial Corporation, in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

         1.6 "Applicable Margin" shall mean, at any time, as to the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if either the Quarterly Average Excess Availability for the immediately preceding fiscal quarter is at or within the amounts indicated for such percentage or the Fixed Charge Coverage Ratio as of the last day of the immediately preceding fiscal quarter (which ratio for this purpose shall be calculated based on the four (4) immediately preceding fiscal quarters) is at or within the levels indicated for such percentage:

                                                        Applicable   Applicable
                                Fixed Charge              Prime      Eurodollar
    Excess Availability        Coverage Ratio          Rate Margin   Rate Margin
    -------------------        --------------          -----------   -----------
(a) $75,000,000 or more        Greater than 2.00 to       1/4%          2 1/4%
                               1.00

(b) Greater than or equal to   Greater than 1.75 to       1/2%          2 1/2%
    $50,000,000 and less       1.00 but equal to or
    than $75,000,000           less than 2.00 to 1.00

(c) Greater than or equal to   Greater than 1.50 to       3/4%          2 3/4%
    $25,000,000 and less       1.00 but equal to or
    than $50,000,000           less than 1.75 to 1.00

(d) Less than $25,000,000      1.50 to 1.00 or less       1%            3%

Provided, that,

                           (i) the Applicable Margin shall be calculated and
established once each fiscal quarter (commencing with the fiscal quarter ending on or about June 30, 2001),

                           (ii) the Applicable Margin shall be the lower
percentage set forth above based on the Quarterly Average Excess Availability or the Fixed Charge Coverage Ratio,

                           (iii) the Applicable Margin set forth above used to
calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall each be decreased by one-quarter (1/4%) percent from the percentage with respect thereto set forth above effective on the first day of the month after each of the following conditions is satisfied as determined by Agent: (A) the Consolidated Net Income of RII and its Subsidiaries for any fiscal year (commencing with the fiscal year ending on December 31, 2002) as set forth in the audited financial statements of RII and its Subsidiaries for such fiscal year delivered to Agent, together with the unqualified opinion of the independent certified accountants with respect thereto, in accordance with
Section 9.6 hereof, shall equal or exceed $10,000,000, and (B) no Event of Default or act, condition or event which with notice or passage of time would constitute an Event of Default shall exist or have occurred,

                           (iv) if in any subsequent fiscal year after the
effectiveness of a decrease in the Applicable Margin, the Consolidated Net Income of RII and its Subsidiaries for such subsequent fiscal year based on the financial statements of RII and its Subsidiaries for such year shall be less than $10,000,000, then effective on the first day of the month after the receipt by Agent of the financial statements of RII and its Subsidiaries for such fiscal year, the Applicable Margin shall increase to the rates set forth in clauses
(a), (b), (c) and (d) of this definition,

                           (v) in the event that the Applicable Margin shall be
decreased as set forth in clause (iii) of this definition and shall thereafter increase pursuant to clause (iv) of this definition, if thereafter the conditions set forth in clause (iii) of this definition are satisfied, the Applicable Margin may be reduced again, and

                           (vi) the Applicable Margin set forth in clauses (a),
(b), (c) and (d) of this definition may only be reduced pursuant to clause (iii) of this definition a maximum, at all times, of one-quarter (1/4%) percent.

         1.7 "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.7 hereof.

         1.8 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

         1.9 "Borrowing Base" shall mean, at any time the amount equal to:

               (a) eighty-five (85%) percent of the Net Amount of the Eligible Accounts of Borrower, plus

               (b) the lesser of (i) the Inventory Loan Limit or (ii) sixty (60%) percent of the Value of the Eligible Inventory, minus

               (c) Reserves.

For purposes only of applying the Inventory Loan Limit, Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The amounts of Eligible Inventory shall, at Agent's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of the Borrower or the perpetual inventory record maintained by Borrower.

         1.10 "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit B hereto, as such form may from time to time be modified by Agent, which is duly completed (including all schedules thereto when required) and executed by the chief financial officer or other appropriate financial officer of the Borrower and delivered to Agent.

         1.11 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.12 "Capital Expenditures" shall mean, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         1.13 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

         1.14 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.15 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty (180) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit to the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above.

         1.16 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Borrower or any Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (b) the liquidation or dissolution of Borrower or any Guarantor or the adoption of a plan by the stockholders of Borrower or any Guarantor relating to the dissolution or liquidation of Borrower or any Guarantor; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of Borrower or any Guarantor or the Board of Directors of Borrower or any Guarantor; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower or any Guarantor (together with any new directors who have been appointed by any Permitted Holder, or whose nomination for election by the stockholders of Borrower or such Guarantor, as the case may be, was approved by a vote of at least sixty-six and two-thirds (66 2/3%) percent of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower or such Guarantor then still in office; or (e) the failure of the Permitted Holders to own more than a majority of the voting power of the total outstanding Voting Stock of RII; or (f) the failure of RII to own a majority of the voting power of the total outstanding Voting Stock of Borrower.

         1.17 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.18 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.19 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to Borrower or any Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral (including any processor) or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee, processor or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee, processor or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee, processor or other person so as to exercise Agent's rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Agent and to follow all instructions of Agent with respect thereto.

         1.20 "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth below such Lender's signature on the signatures pages hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

         1.21 "Congress" shall mean Congress Financial Corporation, a Delaware corporation, in its individual capacity, and its successors and assigns.

         1.22 "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein (i) any extraordinary and/or unusual and/or non-recurring gains and (ii) any extraordinary and/or unusual and/or non-recurrimg non-cash charges) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and, without duplication, after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by its wholly-owned Subsidiaries shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purposes of this definition, net income excludes any gain, together with any related Provision for Taxes for such gain, realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized or loss incurred as a result of changes in accounting principles or the application thereof to such Person.

         1.23 "Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of Borrower pursuant to Sections
2.1 and 2.2 hereof.

         1.24 "Defaulting Lender" shall have the meaning set forth in Section
6.9 hereof.

         1.25 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision of Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

         1.26 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Agent based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

               (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

               (b) such Accounts are not unpaid more than the ninety (90) days after the date of the original invoice for them;

               (c) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

               (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

               (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent's request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof has acknowledged in writing the assignment of the proceeds of such letter of credit to Agent, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

               (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

               (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts), except that the Accounts owing by Ford Motor Company shall not be reduced by the amount of the Ford Powerhouse Explosion Claims so long as at all times Excess Availability is greater than the sum of the amount of the Borrowing Base attributable to Eligible Accounts owing by Ford Motor Company at such time plus $35,000,000 (as of January 31, 2001, the amount of the Ford Powerhouse Explosion Claims were approximately $20,413,123);

               (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

               (i) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

               (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of Borrower or any Guarantor (provided, that, the foregoing shall not apply with respect to the single employee of Ford Motor Company that is currently a member of the board of directors of RII);

               (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

               (l) there are no proceedings or actions known to Borrower (or to Agent) which are threatened or pending against the account debtors with respect to such Accounts which might evidence or result in any material adverse change in any such account debtor's financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

               (m) such Accounts are not evidenced by or arising under any instrument or chattel paper;

               (n) the aggregate amount of such Accounts owing by a single account debtor (other than Ford Motor Company, DaimlerChrysler AG, General Motors Corporation and Worthington Industries, Inc.) do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts and such Accounts owing by Ford Motor Company do not constitute more than forty (40%) percent of the aggregate amount of all otherwise Eligible Accounts and such Accounts owing by each of Daimler Chrysler AG and General Motors Corporation do not, in each case, constitute more than fifteen (15%) percent of the aggregate amount of all otherwise Eligible Accounts and such Accounts owing by Worthington Industries, Inc. do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);

               (o) such Accounts are not owed by an account debtor who has Accounts unpaid more ninety (90) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

               (p) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower from time to time (to the extent such credit limits are established as to such account debtors consistent with the current practices of Borrower as of the date hereof) and as is reasonably acceptable to Agent (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

               (q) such Accounts are owed by account debtors deemed creditworthy at all times by Borrower consistent with its current practice and who are reasonably acceptable to Agent.

General criteria for Eligible Accounts may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no written notice thereof from Borrower, which adversely affects the Accounts in the good faith determination of Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.27 "Eligible Inventory" shall mean Inventory of Borrower consisting of finished goods held for resale in the ordinary course of the business of Borrower and semi-finished goods and raw materials of Borrower for such semi-finished and finished goods, in each case which are acceptable to Agent based on the criteria set forth below. In general, Eligible Inventory shall not include (a) spare parts for equipment; (b) packaging and shipping materials; (c) supplies used or consumed in Borrower's business; (d) Inventory at premises other than those owned and controlled by Borrower, except any Inventory which would otherwise be deemed Eligible Inventory at locations in the United States of America which are not owned and operated by Borrower may nevertheless be considered Eligible Inventory: (i) as to locations which are leased by Borrower, if Agent shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, and (ii) as to locations owned and operated by a third person, if Agent shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator and, in addition, if required by Agent: (A) UCC-1 financing statements between the owner and operator, as consignee or bailee and Borrower, as consignor or bailor, in form and substance satisfactory to Agent, which are duly assigned to Agent and (B) a written notice to any Agent to the owner and operator of the first priority security interest in such Inventory of Agent (except, that, in the event Agent does not receive a Collateral Access Agreement as to any location leased by Borrower or any location owned and operated by a third party, at which there is more than $250,000 of Inventory, Agent may, at its option, consider such Inventory at the location to be Eligible Inventory, provided, that, without limiting any other rights and remedies of Agent with respect to the establishment of Reserves or otherwise, Agent may at any time establish Reserves in respect of amounts at any time payable by Borrower to the owner, lessor or third party operator of such location, as the case may be); (e) Inventory subject to a security interest or lien in favor of any Person other than Agent except those permitted in this Agreement; (f) bill and hold goods;
(g) obsolete Inventory; (h) Inventory which is not subject to the first priority, valid and perfected security interest of Agent; (i) returned, damaged and/or defective Inventory; and (j) Inventory purchased or sold on consignment. General criteria for Eligible Inventory may be established and revised from time to time by Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Agent has no written notice thereof from Borrower, which adversely affects the Inventory in the good faith determination of Agent. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

         1.28 "Eligible Transferee" shall mean (a) any Lender; (b) any Affiliate of a Lender; and (c) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933) approved by Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected hereunder, Borrower, such approval not to be unreasonably withheld, conditioned or delayed by Borrower, and such approval to be deemed given by Borrower if no objection from Borrower is received by the assigning Lender and Agent within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender or Agent to Borrower; provided, that, neither Borrower, nor any Guarantor or any Affiliate of Borrower or any Guarantor shall qualify as an Eligible Transferee.

         1.29 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, including, but not limited to, the Natural Resources and Environmental Protection Act, MCLA 324.101 et seq. and
(iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

         1.30 "Equipment" shall mean all of Borrower's and each Guarantor's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith (other than Inventory), and substitutions and replacements thereof, wherever located.

         1.31 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

         1.32 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower, any Guarantor or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.33 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan for which the reporting has not been waived; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower, any Guarantor or any of its Subsidiaries would be liable; (f) a complete or partial withdrawal by Borrower, any Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan or Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; and (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

         1.34 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Agent) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

         1.35 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.36 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.37 "Excess Availability" shall mean the amount, as determined by Agent, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (after giving effect to the repayments received by Agent in respect of the Obligations on such date), plus (ii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are outstanding more than one hundred five (105) days after the original invoice date thereof or otherwise past due as of such time (other than trade payables or other obligations being contested or disputed by Borrower in good faith), plus (iii) without duplication, the amount of checks issued by Borrower to pay trade payables and other obligations which are more than one hundred five (105) days after the original invoice date thereof or otherwise past due as of such time (other than trade payables or other obligations being contested or disputed by Borrower in good faith), but not yet sent.

         1.38 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

         1.39 "Fee Letter" shall mean the letter agreement, dated of even date herewith, by and among Borrower, Guarantors and Agent, setting forth certain fees payable by Borrower to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.40 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement.

         1.41 "Fixed Charges" for any period shall mean the sum of, without duplication, (a) all Interest Expense; plus (b) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Indebtedness for borrowed money and Indebtedness with respect to Capital Leases (and without duplicating amounts in item (a) of this definition, the interest component with respect to Indebtedness under Capital Leases); plus (c) the fees paid to Agent in respect of the financing arrangements provided for herein, including unused line fees and monthly servicing fees. The foregoing shall not be construed to include principal payments on Indebtedness arising pursuant to revolving loans and advances.

         1.42 "Fixed Charge Coverage Ratio" shall mean, with respect to RII and its Subsidiaries, on a consolidated basis, at any time the ratio of (a) the amount equal to (i) EBITDA during the immediately preceding four (4) full fiscal quarters as of the last day of the last quarter of such period with respect to the calculation of the Fixed Charge Coverage Ratio less (ii) the Capital Expenditures for such period to (b) Fixed Charges of RII and its Subsidiaries for such four (4) fiscal quarter period.

         1.43 "Ford Powerhouse Explosion Claims" shall mean the aggregate amount of all claims by Ford Motor Company against RII or any of its Subsidiaries arising out of or in connection with the Powerhouse Explosion, whether or not disputed or contested by RII or any of its Subsidiaries, including such claims as described on Schedule 1.43 hereto.

         1.44 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, if any change in generally accepted accounting principles after the date hereof affects the calculation of compliance with the financial covenant in Section
9.18 hereof or the calculation of the Fixed Charge Coverage Ratio or any component thereof, Borrower may, by notice to Agent, or Agent may, by notice to Borrower, require that such covenants thereafter be calculated in accordance with generally accepted accounting principles as in effect and applied by Borrower immediately before such change in generally accepted accounting principles occurred. If such notice is given by Borrower (or if such notice is given by Agent then only upon Agent's request), the compliance certificate delivered pursuant to Section 9.6 hereof after such change occurs shall be accompanied by a calculation of such covenant and ratio made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

         1.45 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         1.46 "Guarantors" shall mean, collectively, the following (together with their respective successors and assigns): (a) Rouge Industries, Inc., a Delaware corporation, (b) QS Steel, Inc., a Michigan corporation, and (c) Eveleth Taconite Company, a Minnesota corporation; each sometimes being referred to herein individually as a "Guarantor".

         1.47 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

         1.48 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition;
(e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances or similar documents or instruments issued for such Person's account; and (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time.

         1.49 "Information Certificate" shall mean the Information Certificates of Borrower and Guarantors constituting Exhibit C hereto containing material information with respect to Borrower and Guarantors, their respective businesses and assets provided by or on behalf of Borrower and Guarantors to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

         1.50 "Intellectual Property" shall mean Borrower's and each Guarantor's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

         1.51 "Interest Expense" shall mean, for any period, as to any Person and its Subsidiaries, all of the following as determined in accordance with GAAP, total interest expense, whether paid or accrued (including the interest component of Capital Leases for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments which, in accordance with GAAP, are required to be accounted for as interest expense.

         1.52 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

         1.53 "Interest Rate" shall mean,

               (a) Subject to clauses (b) and (c) of this definition below:

                     (i) as to Prime Rate Loans, a rate equal to one-quarter (1/4%) percent per annum in excess of the Prime Rate,

                     (ii) as to Eurodollar Rate Loans, a rate equal to two and one-quarter (2 1/4%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Agent of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower).

               (b) Subject to clause (c) of this definition below, effective as of the first (1st) day of the second month of each fiscal quarter (commencing with the fiscal quarter ending on or about June 30, 2001), the Interest Rate payable by Borrower shall be increased or decreased, as the case may be, (i) as to Prime Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Prime Rate, and (ii) as to Eurodollar Rate Loans, to the rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate.

               (c) Notwithstanding anything to the contrary contained in clauses
(a) and (b) of this definition, the Applicable Margin otherwise used to calculate the Interest Rate for Prime Rate Loans and Eurodollar Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Quarterly Average Excess Availability or the Fixed Charge Coverage Ratio) plus two (2%) percent per annum, at Agent's option, after notice to Borrower, (i) for the period (A) from and after the effective date of termination hereof until Agent and Lenders have received full and final payment of all outstanding and unpaid Obligations which are not contingent and cash collateral in the amounts and on the terms required under Section 13.1 hereof for contingent Obligations (notwithstanding entry of a judgment against Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (ii) on Loans to Borrower at any time outstanding in excess of the Borrowing Base (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default).

         1.54 "Inventory" shall mean all of Borrower's and each Guarantor's now owned and hereafter existing or acquired raw materials, work in process, semi-finished goods, finished goods and all other inventory of whatsoever kind or nature, wherever located.

         1.55 "Inventory Loan Limit" shall mean $150,000,000.

         1.56 "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

         1.57 "License Agreements" shall have the meaning set forth in Section
8.11 hereof.

         1.58 "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent or any Lender for the account of Borrower or any Guarantor or (b) with respect to which Agent or Lenders have agreed to indemnify the issuer or guaranteed to the issuer the performance by

Borrower or any Guarantor of its obligations to such issuer; sometimes being referred to herein individually as "Letter of Credit Accommodation".

         1.59 "Loans" shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the ratable account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

         1.60 "Material Adverse Effect" shall mean a material adverse effect on
(a) the financial condition, business, performance or operations of Borrower, or
(b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d) the Collateral or its value taken as a whole; (e) the ability of Borrower to repay the Obligations or of Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the material rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

         1.61 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Borrower or any Guarantor involving monetary liability of or to any Person in an amount in excess of $5,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower or any Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

         1.62 "Maturity Date" shall the meaning set forth in Section 13.1 hereof.

         1.63 "Maximum Credit" shall mean the amount of $250,000,000 or such lesser amount as provided in Section 2.3 hereof.

         1.64 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower, any Guarantor or any ERISA Affiliate.

         1.65 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

         1.66 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Agent or any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by any Lender.

         1.67 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than Borrower.

         1.68 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section
13.7 of this Agreement governing participations.

         1.69 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

         1.70 "Permitted Holders" shall mean the persons listed on Schedule 1.70 hereto and their respective heirs, executors, guardians, administrators, successors and assigns.

         1.71 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.72 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV of ERISA which Borrower or any Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

         1.73 "Powerhouse Explosion" shall mean the February 1, 1999 explosion and fire at the Rouge Complex Powerhouse facility in Dearborn, Michigan resulting in, among other things, the interruption of the supply of electricity, steam and other utilities to the facilities of Borrower.

         1.74 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.75 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.76 "Pro Rate Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of
Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations.

         1.77 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

         1.78 "Quarterly Average Excess Availability" shall mean, at any time, the daily average of the amount of the Excess Availability for the immediately preceding fiscal quarter as calculated by Agent in good faith.

         1.79 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

         1.80 "Receivables" shall mean: (a) all Accounts; (b) all amounts at any time payable to Borrower or any Guarantor in respect of the sale or other disposition by Borrower or such Guarantor of any Account or other obligation for the payment of money; (c) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Borrower or any Guarantor or otherwise in favor of or delivered to Borrower or any Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Borrower or any Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or any Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower or any Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower or any Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower or any Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower or any Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower or any Guarantor is beneficiary).

         1.81 "Records" shall mean all of Borrower's and each Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

         1.82 "Reference Bank" shall mean First Union National Bank, or such other bank as Agent may from time to time designate.

         1.83 "Refinancing Indebtedness" shall have the meaning set forth in
Section 9.9(g) hereto.

         1.84 "Register" shall have the meaning set forth in Section 13.7 hereof.

         1.85 "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations are owing.

         1.86 "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish in good faith and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof or (d) in respect of any state of facts which Agent determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. To the extent Agent may, in accordance with the terms hereof, revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in an manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

         1.87 "RII" shall mean Rouge Industries, Inc., a Delaware corporation, and its successors and assigns.

         1.88 "Special Agent Advances" shall have the meaning set forth in
Section 12.11 hereof.

         1.89 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person. Without limiting the generality of the foregoing, for purposes of this Agreement, Double Eagle Steel Coating Company shall be deemed to be a Subsidiary of Borrower.

         1.90 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date hereof, and any successor statute, together with any regulations thereunder, in each case as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute). References to sections of the UCC shall be construed to also refer to any successor sections.

         1.91 "Value" shall mean, as reasonably determined by Agent in good faith, with respect to Inventory, the amount equal to the lower of (a) cost computed in accordance with GAAP under the methods used by Borrower and previously disclosed to Agent or (b) market value (calculated in accordance with GAAP).

         1.92 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

         1.93 "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

SECTION 2. CREDIT FACILITIES

         2.1 Loans.

               (a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to fund its Pro Rata Share of Loans to Borrower from time to time in amounts requested by Borrower up to the amount outstanding at any time equal to the lesser of: (i) the Borrowing Base at such time or (ii) the Maximum Credit as then in effect.

               (b) Agent may, in its good faith discretion, from time to time, upon not less than five (5) days prior notice to Borrower, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Agent determines in good faith that the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased to more than five (5%) percent, or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines in good faith that: (A) the number of days of the turnover of the Inventory for any period has adversely changed in any material respect or (B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased based on any appraisal thereof received by Agent, or (C) the mix of the Inventory has deteriorated and as to mix, such that the ratio of any category of Inventory to all Inventory has changed in an adverse manner from the ratio in the appraisal of the Inventory received by Agent prior to the date hereof. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Agent in good faith. In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Reserves.

               (c) Except in Agent's discretion, with the consent of all Lenders, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the Inventory Loan Limit, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(e) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in that circumstance or on any future occasions and Borrower shall, upon demand by Agent, which may be made at any time or from time to time, repay to Agent the entire amount of any such excess(es) for which payment is demanded within five (5) Business Days of Agent's demand.

         2.2 Letter of Credit Accommodations.

               (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Agent agrees, for the ratable risk of each Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations for the account of Borrower containing terms and conditions acceptable to Agent and the issuer thereof. Any payments made by or on behalf of Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower pursuant to this Section 2.

               (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrower shall pay to Agent, for the benefit of Lenders, a letter of credit fee at a rate equal to one and three-quarters (1 3/4%) percent per annum (provided, that, effective as of the first (1st) day of the second month of each fiscal quarter (commencing with the fiscal quarter ending on or about June 30, 2001), such rate shall be increased or decreased to a rate equal to the Applicable Margin for Eurodollar Rate Loans then in effect minus one-half (1/2%) percent, in each case calculated on a per annum basis), on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require Borrower to pay to Agent for the ratable benefit of Lenders such letter of credit fee, at a rate equal to the highest percentage for Prime Rate Loans set forth in the definition of the term Applicable Margin plus two (2%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and cash collateral for contingent Obligations in accordance with
Section 13.1 hereof and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent in good faith. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination of this Agreement.

               (c) Borrower shall give Agent two (2) Business Days' prior written of Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrower shall attach to such notice the proposed form of the Letter of Credit Accommodation.

               (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Agent, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and
(iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates in good faith must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

               (e) Except in Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith shall not at any time exceed $25,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrower will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent, for the ratable benefit of Lenders, for the Letter of Credit Accommodations.

               (f) Borrower and Guarantors shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent.

Borrower and each Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower and each Guarantor hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, any Guarantor, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination of this Agreement.

               (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrower and Guarantors shall, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver them to Agent and/or subject to Agent's order, and if they shall come into Borrower's or such Guarantor's possession, to deliver them, upon Agent's request, to Agent in their original form. Borrower and Guarantors shall also, at Agent's request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

               (h) Borrower and each Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrower or such Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrower or any Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower or any Guarantor. Agent shall have the sole and exclusive right and authority to, and Borrower and Guarantors shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times (provided that if no Event of Default has occurred, Agent shall not exercise any of the following unless agreed to by Borrower), (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications,

Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Agent may take such actions either in its own name or in Borrower's name or in any Guarantor's name.

               (i) Any rights, remedies, duties or obligations granted or undertaken by Borrower or any Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower or such Guarantor to Agent for the ratable benefit of Lenders. Any duties or obligations undertaken by Agent to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower and Guarantors to Agent for the ratable benefit of Lenders and to apply in all respects to Borrower and Guarantors.

               (j) Immediately upon the issuance or amendment of any Letter of Credit Accommodation, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

               (k) Borrower is irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Loans in accordance with Section 2.2(a) or otherwise). In the event that Borrower fails to pay Agent on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, Agent (to the extent it has actual notice thereof) shall promptly notify each Lender of the unreimbursed amount of such payment and each Lender agrees, upon one (1) Business Day's notice, to fund to Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by Borrower in respect of Loans that are Prime Rate Loans as set forth in Section 3.1(a) hereof.

         2.3 Optional Reduction in Maximum Credit. At any time and from time to time after the first anniversary of the date hereof, subject to the terms and conditions contained herein, upon not less than ten (10) days' prior written notice to Agent (which notice shall be irrevocable), Borrower may at its option reduce the amount of the Maximum Credit to an amount not less than $175,000,000; provided, that, as to any and all such reductions, each of the following conditions is satisfied: (a) in no event shall the Maximum Credit be reduced to an amount less than the sum of the then outstanding amount of the Loans and the Letter of Credit Accommodations after giving effect to any payment received on the date of such reduction; (b) any reduction shall be in an amount not less than $5,000,000 or an integral multiple thereof; (c) Borrower may only so reduce the Maximum Credit three (3) times and no more than once in any six (6) month period; and (d) as of the date of any such reduction and after giving effect thereto, there shall be Excess Availability.

         2.4 Commitments. The aggregate amount of each Lender's Pro Rata Share of the Loans and Letter of Credit Accommodations shall not exceed the amount of such Lender's Commitment, as the same may from time to time be amended in accordance with the provisions hereof.



SECTION 3. INTEREST AND FEES

         3.1 Interest.

               (a) Borrower shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

               (b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from Borrower, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) Borrower shall have complied with such customary procedures as are reasonably established by Agent and specified by Agent to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Agent in good faith (but with no obligation of Agent to make such Loans), and
(vii) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower for

Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

                  (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Borrower, be subsequently converted to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

                  (d) Interest shall be payable by Borrower to Agent, for the benefit of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

         3.2 Fees.

                  (a) Borrower shall pay to Agent, for the account of Lenders, monthly an unused line fee at a rate equal to three-eighths (3/8%) percent per annum calculated upon the amount by which the Maximum Credit as then in effect exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

                  (b) Borrower agrees to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

         3.3 Changes in Laws and Increased Costs of Loans.

                  (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Agent to Borrower, convert to Prime Rate Loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Agent, a Lender, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, or (B) shall result in the increase in the costs to a Lender or Participant of making or maintaining any Eurodollar Rate Loans by an amount deemed by Agent in good faith to be material, or (C) reduce the amounts received or receivable by a Lender or Participant in respect thereof, by an amount deemed by Agent in good faith to be material or (ii) the cost to a Lender or Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Agent in good faith to be material. Borrower shall pay to Agent, for the ratable benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Agent or the applicable Lender or Participant setting forth the basis for the determination of such amount necessary to compensate such Lender or Participant as aforesaid shall be delivered to Borrower and shall be presumptive evidence of such amount.

                  (b) If Borrower is required to pay additional amounts to any Lender pursuant to Section 3.3(a) that increase the effective lending rate of such Lender with respect to its share of the Loans to greater than one-quarter (1/4%) percent in excess of the percentage of the effective lending rate of the other Lenders, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office with respect to making Eurodollar Rate Loans so as to eliminate any such additional payment by Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender. In the event that any one or more Lenders, pursuant to Section 3.3(a) hereof, incur any increased costs (other than increased costs to the extent such increased costs are not a recurring cost) for which any such Lender demands compensation pursuant to Section 3.3(a) hereof which increases the effective lending rate of such Lender with respect to its share of the Loans to greater than one-quarter (1/4%) percent in excess of the percentage of the effective lending rate of the other Lenders and such Lender has not mitigated such costs within sixty (60) days after receipt by such Lender from Borrower of a written notice that such Lender's effective lending rate has so exceeded the effective lending rate of the other Lenders, then and in any such event, Borrower may substitute another financial institution which is an Eligible Transferee acceptable to Agent for such Lender to assume the Commitment of such Lender and to purchase the Loans of such Lender hereunder, without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans owing to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid fees and other amounts in respect of such Lender's Commitment and share of the Loans (other than any prepayment penalty or other premiums). Upon such purchase such Lender shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Lender would retain hereunder and under the other Financing Agreements upon payment in full of all of the Obligations) and the replacement Lender shall succeed to the rights and benefits, and shall assume the obligations, of such Lender hereunder and thereunder. The Agent and Lenders shall cooperate with Borrower to amend the Financing Agreements to reflect such substitution. In no event may Borrower replace a Lender which is also an issuer of a Letter of Credit Accommodation.

                  (c) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Agent or any Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 6.3 or any other payments made with the proceeds of Collateral, Borrower shall pay to Agent, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate any Lender or Participant for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof. A certificate of Agent or the applicable Lender or Participant setting forth the basis for the determination of such amount necessary to compensate such Lender or Participant shall be delivered to Borrower and shall be presumptive evidence of such amount.


SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Agent and Lenders making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

                  (a) Agent shall have received, in form and substance reasonably satisfactory to Agent, all releases, terminations and such other documents as Agent may reasonably request to evidence and effectuate the termination by the existing lenders to Borrower and Guarantors of their respective financing arrangements with Borrower and Guarantors and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Guarantor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Guarantor, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any Guarantor in favor of such existing lenders or any agent for them, in form acceptable for recording with the appropriate Governmental Authority;

                  (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have reasonably requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority;

                  (c) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Agent's latest field examination and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent to enforce the Obligations or realize upon the Collateral;

                  (d) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may reasonably require to determine the amount of Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner reasonably satisfactory to Agent, together with such supporting documentation as may be reasonably necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Agent in good faith, not more than three (3) Business Days prior to the date hereof;

                  (e) Agent shall have received, in form and substance reasonably satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in good faith in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrower and by processors and warehouses at which Collateral is located;

                  (f) the Excess Availability as determined by Agent in good faith, as of the date hereof, shall be not less than $75,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

                  (g) Agent shall have received, in form and substance reasonably satisfactory to Agent, all agreements with the depository banks and Borrower with respect to the Blocked Accounts as Agent may require pursuant to
Section 6.3 hereof, duly authorized, executed and delivered by such depository banks and Borrower;

                  (h) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral;

                  (i) Agent shall have received and reviewed UCC search results for all jurisdictions in which assets of Borrower and Guarantors are located, which search results shall be in form and substance reasonably satisfactory to Agent;

                  (j) Agent shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of QS Steel, Inc. and Eveleth Taconite Company owned by RII or any of its Subsidiaries, in each case together with stock powers duly executed in blank with respect thereto;

                  (k) Agent shall have received, in form and substance reasonably satisfactory to Agent, an intercreditor agreement by and between Agent and Banc One Leasing Corporation, as acknowledged and agreed to by Borrower, duly authorized, executed and delivered by Banc One Leasing Corporation and Borrower;

                  (l) Agent shall have received, in form and substance reasonably satisfactory to Agent, a title report issued by a title insurance company and agent acceptable to Agent with respect to the owned Real Property of Borrower;

                  (m) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

                  (n) Agent shall have received, in form and substance reasonably satisfactory to Agent, such opinion letters of counsel to Borrower and Guarantors with respect to the Financing Agreements and such other matters as Agent may reasonably request; and

                  (o) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance reasonably satisfactory to Agent.

         4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to the Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

                  (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

                  (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or, to the knowledge of Borrower or any Guarantor, threatened in any court or before any arbitrator or Governmental

Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect
(A) the making of the Loans or providing the Letter of Credit Accommodations, or
(B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

                  (c) no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5. GRANT OF SECURITY INTEREST

         5.1 To secure payment and performance of all Obligations, Borrower and each Guarantor hereby grants to Agent, for itself and the ratable benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, as security, the following property and interests in property of Borrower and such Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral"):

                  (a) Receivables;

                  (b) all other present and future general intangibles (including tax and duty refunds, goodwill, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures, Intellectual Property and interests in general partnerships (including Double Eagle Steel Coating Company in the case of Borrower) or limited liability companies (including Shiloh of Michigan, L.L.C., TWB Company L.L.C., Spartan Steel Casting, L.L.C., Delaco Processing L.L.C. and Bing Blanking L.L.C., in the case of QS, and Eveleth Mines L.L.C., in the case of Eveleth), chattel paper, documents, instruments, investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts), letters of credit, bankers' acceptances and guaranties;

                  (c) all present and future monies, securities and other investment property, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Agent, any Lender or their Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lien or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other

Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

                  (d) Inventory;

                  (e) Equipment;

                  (f) Real Property;

                  (g) Records; and

                  (h) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         5.2 Notwithstanding anything to the contrary contained in Section 5.1 above, the types or items of Collateral described in such Section shall not include any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of Borrower or any Guarantor, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed (a) to apply if any such prohibition is unenforceable under Section 9-318 of the UCC or other applicable law or (b) so as to limit, impair or otherwise affect Agent's unconditional continuing security interests in and liens upon any rights or interests of Borrower or any Guarantor in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts).


SECTION 6. COLLECTION AND ADMINISTRATION

         6.1 Borrower's Loan Account. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower or any Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

         6.2 Statements. Agent shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and Guarantors and conclusively binding upon

Borrower and Guarantors as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within forty-five (45) days after the date such statement has been received by Borrower. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower and Guarantors.

         6.3 Collection of Accounts.

                  (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Agent may specify, with such banks as are acceptable to Agent into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Agent, providing that all items received or deposited in the Blocked Accounts are the property of Agent, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Agent as Agent may from time to time designate for such purpose ("Payment Account"). Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

                  (b) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day.

                  (c) Borrower and each Guarantor and their respective shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with Borrower's own funds. Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Agent for such amounts pursuant to this
Section 6.3 shall survive the termination of this Agreement.

         6.4 Payments.

                  (a) All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Agent shall apply payments received or collected from Borrower or any Guarantor or for the account of Borrower or any Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from Borrower; second, to pay interest due in respect of any Loans; third, to pay principal due in respect of the Loans; fourth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Borrower, or unless an Event of Default shall exist or have occurred and be continuing, Agent shall not apply any payments which it receives to any Eurodollar Rate Loans, except (i) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (ii) in the event that there are no outstanding Prime Rate Loans, provided, that, in the event that there are no outstanding Prime Rate Loans and no Event of Default exists or has occurred, upon Borrower's request, any payments received after Agent's receipt of such request will not be applied to the Eurodollar Rate Loans and such amounts that are not applied to the Obligations shall be held as cash collateral for the Obligations. Such cash collateral shall constitute part of the Collateral. Such cash collateral shall be held by Agent in an account designated by Agent for such purposes in its books and records and may be commingled with Agent's own funds. So long as no Event of Default shall exist or have occurred, Borrower shall receive a credit on a monthly basis to its loan account maintained by Agent on the funds so held by Agent at a rate equal to three and one-half (3 1/2%) percent per annum less than the Prime Rate (adjusted effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs) as calculated by Agent.

                  (b) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower and Guarantors shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrower and Guarantors shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section

6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This
Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

         6.5 Authorization to Make Loans. Agent and Lenders are authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower or any Guarantor when deposited to the credit of Borrower or any Guarantor or otherwise disbursed or established in accordance with the instructions of Borrower or any Guarantor or in accordance with the terms and conditions of this Agreement.

         6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Agent to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Agent on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided to or for the benefit of Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         6.7 Pro Rata Treatment. Except to the extent otherwise provided in this
Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

         6.8 Sharing of Payments, Etc.

                  (a) Borrower and each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of Borrower or such Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower or such Guarantor), in which case it shall promptly notify Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender (including Agent) shall obtain from Borrower or any Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by Borrower or any Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Borrower and each Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of Borrower or any Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         6.9 Settlement Procedures.

                  (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

                  (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. New York time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 2:00 p.m. New York time, then such Lender shall make the settlement transfer described in this Section by no later than 2:00 p.m. New York time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letter of Credit Accommodations. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrower or actually settled with the applicable Lender as described in this Section.

                  (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each

Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

                  (d) If Agent is not funding a particular Loan to a Borrower pursuant to this Section above on any day, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not obligated to, cause a corresponding amount to be made available to Borrower on such day. If Agent makes such corresponding amount available to Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Borrower of such failure and Borrower shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Borrower's receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by Borrower or any Obligor of their duties and obligations hereunder.

                  (e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.


SECTION 7. COLLATERAL REPORTING AND COVENANTS

         7.1 Collateral Reporting.

                  (a) Borrower shall provide Agent with the following documents in a form reasonably satisfactory to Agent:

                      (i) as soon as possible after the end of each week (but in any event within two (2) Business Days after the end thereof), on a weekly basis or more frequently as Agent may in good faith request, a Borrowing Base Certificate setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding week as to the Accounts and as of the last day of the immediately preceding month as to Inventory, duly completed and executed by the chief financial officer or other appropriate financial officer of Borrower reasonably acceptable to Agent, provided, that, (A) so long as Excess Availability for each day of the immediately preceding week is greater than $35,000,000, Borrower shall not be required to deliver the schedules required pursuant to the terms of the Borrowing Base Certificate, except in connection with the Borrowing Base Certificate with respect to the last week of each month which Borrowing Base Certificate shall include all such schedules for such month, including sales, collections received and credit memos issued for each day of such month and (B) in the event that at any time the Excess Availability is equal to or less than $35,000,000, in addition to the foregoing, on a daily basis, a schedule of sales made, collections received and credit memos issued for each day;

                      (ii) as soon as possible after the end of each month (but in any event within ten (10) Business Days after the end thereof), on a monthly basis or more frequently as Agent may reasonably request, (A) perpetual inventory reports, (B) inventory reports by location and category (and including the amounts of Inventory and the value thereof at premises of Eveleth Mines L.L.C., any leased locations and at premises of warehouses, processors or other third parties), (C) agings of accounts receivable (together with a reconciliation to the previous month's aging and general ledger) and (D) agings of accounts payable (and including information indicating the amounts owing to Eveleth Mines L.L.C., to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral);

                      (iii) upon Agent's reasonable request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

                      (iv) such other reports as to the Collateral as Agent shall reasonably request from time to time.

                  (b) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Agent contained herein and in the event of any conflict or inconsistency between the calculation of the Borrowing Base as set forth in any Borrowing Base Certificate and as determined by Agent in good faith, the determination of Agent shall govern and be conclusive and binding upon Borrower and Guarantors. Without limiting the foregoing, Borrower shall furnish to Agent any information which Agent may reasonably request regarding the determination and calculation of any of the amounts set forth in any Borrowing Base Certificate.

                  (c) If any of Borrower's or any Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower and such Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2 Accounts Covenants.

                  (a) Borrower shall notify Agent promptly of: (i) any material delay in Borrower's performance of any of its material obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to Borrower relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's or any Guarantor's knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Agent's consent, except in the ordinary course of Borrower's or a Guarantor's business in accordance with practices and policies previously disclosed in writing to Agent. So long as no Event of Default exists or has occurred and is continuing, Borrower and Guarantors shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

                  (b) Without limiting the obligation of Borrower to deliver any other information to Agent, Borrower shall promptly report to Agent any return of Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $500,000. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower and Guarantors shall, upon Agent's request, (i) hold the returned Inventory in trust for Agent, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Agent's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

                  (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete (other than de minimis amounts), (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Agent, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

                  (d) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

                  (e) Borrower and each Guarantor shall deliver or cause to be delivered to Agent, with appropriate endorsement and assignment, with full recourse to Borrower or such Guarantor, all chattel paper and instruments which Borrower or such Guarantor now owns or may at any time acquire immediately upon Borrower's or such Guarantor's receipt thereof, except as Agent may otherwise agree.

                  (f) Agent may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors and other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all accounts debtors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for its or their failure to collect or enforce the payment thereof nor for the negligence of its or their agents or attorneys with respect thereto and (iv) take whatever other action

Agent may in good faith deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrower and Guarantors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.

         7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory consisting of semi-finished goods and finished goods at least once each year and at such time or times as is consistent with current practices as of the date hereof, physical counts of the Inventory consisting of raw materials, but at any time or times as Agent may request on or after an Event of Default (including as to raw materials), and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (c) Borrower and Guarantors shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to Borrower or such Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Agent's request, Borrower shall, at its expense, no more than once in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely; (e) Borrower and Guarantors shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrower and each Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrower and Guarantors shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return (except for the right of customers for Inventory which is defective or non-conforming) or may obligate Borrower or any Guarantor to repurchase such Inventory; (h) Borrower and Guarantors shall keep the Inventory in good and marketable condition; and (i) Borrower and Guarantors shall not, without prior written notice to Agent, acquire or accept any Inventory on consignment or approval.

         7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) Borrower and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted), provided that Borrower shall not be required to maintain, repair or improve any such property which in its reasonable, good faith opinion is obsolete, surplus or otherwise not used or useful in the business of Borrower or Guarantors; (b) Borrower and Guarantors shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in material conformity with all applicable laws;
(c) Borrower and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment replaced, repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles or other portable Equipment used by or for the benefit of Borrower or such Guarantor in the ordinary course of business; and (d) Borrower and each Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

         7.5 Power of Attorney. Borrower and each Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent) as Borrower's and such Guarantor's true and lawful attorney-in-fact, and authorizes Agent, in Borrower's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable,
(v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign Borrower's or such Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to Borrower or such Guarantor and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent's good faith determination, to fulfill Borrower's or such Guarantor's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse Borrower's or such Guarantor's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse Borrower's or such Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs in Borrower's or such Guarantor's name, Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in Borrower's or such Guarantor's name for such purpose, and to complete in Borrower's or such Guarantor's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof,

(vi) sign Borrower's or such Guarantor's name on any verification of Receivables and notices thereof to account debtors or other obligors in respect thereof and
(vii) execute in Borrower's or such Guarantor's name and file any UCC financing statements or amendments thereto. Borrower and each Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.6 Right to Cure. Agent may, at its option, upon notice to Borrower,
(a) cure any default by Borrower under any material agreement with a third party which affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of Borrower or any Guarantor to perform its obligations under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower or any Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent's good faith judgment, is necessary to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower or any Guarantor. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.7 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrower, (a) Agent or its designee shall have complete access to all of Borrower's and each Guarantor's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's and each Guarantor's books and records, including the Records, provided, that, so long as no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, Agent shall not conduct more than four (4) field examinations with respect to the Collateral in any twelve (12) month period (and any field examinations conducted while an Event of Default or such act, condition or event exists shall not be included in the determination of the number of field examinations conducted during any such period), and (b) Borrower and each Guarantor shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may reasonably request, and (c) Agent or any Lender or Agent's designee may use during normal business hours such of Borrower's and each Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

         Borrower and each Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrower:

         8.1 Corporate Existence, Power and Authority; Subsidiaries. Borrower and each Guarantor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary and where the failure to so qualify has or could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Borrower's and each Guarantor's corporate powers, have been duly authorized and do not violate or breach any law or the terms of Borrower's and each Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any material indenture, agreement or undertaking to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower and each Guarantor enforceable in accordance with their respective terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity regardless of whether considered a proceeding in equity or at law. Borrower and Guarantors do not have any Subsidiaries except as set forth on the Information Certificate. There are no certificates or other instruments evidencing the interest of QS in Spartan Steel Coating L.L.C., Shiloh of Michigan, L.L.C., TWB Company L.L.C., Delaco Processing L.L.C., Bing Blanking L.L.C. or of Eveleth in Eveleth Mining, L.L.C.

         8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower and any Guarantor which have been or may hereafter be delivered by Borrower to Agent and Lenders have been prepared in accordance with GAAP and fairly present in all material respects the financial condition and the results of operation of Borrower and such Guarantor as at the dates and for the periods set forth therein (provided, that, monthly or quarterly statements are subject to normal year-end adjustments and may not contain footnotes required by GAAP). Except as disclosed in Schedule 8.2 hereto, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of Borrower or any Guarantor furnished by Borrower or any Guarantor to Agent prior to the date of this Agreement.

         8.3 Chief Executive Office; Collateral Locations. The chief executive office of Borrower and each Guarantor and Borrower's and each Guarantor's Records concerning Accounts are located only at the address set forth on the signature page hereto and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower or Guarantors and sets forth the owners and/or operators thereof.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof. Borrower and each Guarantor has good and valid title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

         8.5 Tax Returns. Borrower and each Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects, provided, that, no representation is made hereby as to how any individual item included in any such tax return, report or declaration might be recharacterized by the applicable Governmental Authority, so long as such item was initially reported in a manner consistent with the good faith interpretation by Borrower or such Guarantor of the applicable statutes and regulations. Borrower and each Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth on the Information Certificate, (i) there is no investigation by any Governmental Authority pending, or to the best of Borrower's or any Guarantor's knowledge threatened, against or affecting Borrower, such Guarantor, its or their assets or business and (ii) there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's or any Guarantor's knowledge threatened, against Borrower, such Guarantor or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against Borrower or such Guarantor has or could reasonably be expected to have a Material Adverse Effect. Since the date of this Agreement, there has been no change in the status of the matters (of the type referred to in the immediately preceding sentence) contained in the Information Certificate that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         8.7 Compliance with Other Agreements and Applicable Laws.

                  (a) Borrower and Guarantors are not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrower and Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws where the failure to comply has or has or could reasonably be expected to have Material Adverse Effect.

                  (b) Borrower and Guarantors have obtained all permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits") where the failure to obtain any such Permit has or could reasonably be expected to have a Material Adverse Effect. All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of Borrower's or any Guarantor's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits which, if determined adversely to Borrower, could reasonably be expected to have a Material Adverse Effect.

         8.8 Environmental Compliance.

                  (a) Except as set forth on Schedule 8.8 hereto, Borrower, Guarantors and any Subsidiary of Borrower or any Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or Permit and the operations of Borrower, Guarantors and any Subsidiary of Borrower or any Guarantor complies in all material respects with all Environmental Laws and all Permits.

                  (b) Except as set forth on Schedule 8.8 hereto, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's or any Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower or any Guarantor and any Subsidiary of Borrower or any Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect Borrower or any Guarantor or its or their business, operations or assets or any properties at which Borrower or such Guarantor has transported, stored or disposed of any Hazardous Materials.

                  (c) Except as set forth on Schedule 8.8, Borrower, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

                  (d) Borrower, Guarantors and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrower under any Environmental Law where the failure to obtain such Permits has or could reasonably be expected to have a Material Adverse Effect and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.

         8.9 Employee Benefits.

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of Borrower's or any Guarantor's knowledge, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending, or to the best of Borrower's or any Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which would result in a liability to Borrower or any Guarantor in excess of $1,000,000.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur and no other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower or any Guarantor in an amount in excess of $500,000 has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are as of the date of the most recent financial statements reflecting such amounts not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Borrower, each Guarantor and their ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA) in excess of $500,000; (iv) Borrower, each Guarantor and their ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrower, each Guarantor and their ERISA Affiliates have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA which individually or in the aggregate has or could reasonably be expected to have a Material Adverse Effect.

         8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower or any Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 hereto, subject to the right of Borrower and each Guarantor to establish new accounts in accordance with Section 9.13 below.

         8.11 Intellectual Property. Borrower and each Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrower and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 hereto and has not granted any licenses with respect thereto other than as set forth in Schedule
8.11 hereto. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of Borrower's and any Guarantor's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower or any Guarantor infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Borrower or any Guarantor contesting its right to sell or use any such Intellectual Property.
Schedule 8.11 sets forth all of the agreements or other arrangements of Borrower and each Guarantor pursuant to which Borrower or such Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower or such Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by Borrower or any Guarantor after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark or other Intellectual Property at any time used by Borrower which is owned by another person, or owned by Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except to the extent permitted under the term of the license agreements listed on Schedule 8.11 hereto.

         8.12 Capitalization.

                  (a) The issued and outstanding shares of Capital Stock of Borrower, QS and Eveleth are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Agent.

                  (b) Borrower and each Guarantor is solvent and will continue to be solvent after the creation of the Obligations, the security interests of Agent and the other transaction contemplated hereunder, is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of Borrower and each Guarantor at a fair valuation and at their present salable value are, and will be, greater than the Indebtedness of Borrower or such Guarantor, and including subordinated and contingent liabilities computed at the amount which, to the best of Borrower's or any Guarantor's knowledge, represents an amount which can reasonably be expected to become an actual or mature liability.

         8.13 Labor Disputes.

                  (a) Set forth on Schedule 8.13 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Borrower, Guarantors and any union, labor organization or other bargaining agent in respect of the employees of Borrower and Guarantors on the date hereof.

                  (b) There is (i) no significant unfair labor practice complaint pending against Borrower or any Guarantor or, to the best of Borrower's or any Guarantor's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or any Guarantor or, to best of Borrower's or any Guarantor's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or any Guarantor or, to the best of Borrower's or any Guarantor's knowledge, threatened against Borrower or any Guarantor.

         8.14 Corporate Name; Prior Transactions. Except as described in the Information Certificate, Borrower and Guarantors have not, during the past five years, been known by or used by any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business.

         8.15 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower or any Guarantor permitted hereunder as in effect on the date hereof or as set forth on Schedule 8.15, there are no contractual or consensual restrictions on Borrower or any Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrower, and Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of Borrower or any Guarantor or (b) the ability of Borrower or any Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

         8.16 Material Contracts. Schedule 8.16 hereto sets forth all Material Contracts to which Borrower or any Guarantor is a party or is bound as of the date hereof. Borrower and Guarantors have delivered true, correct and complete copies of such Material Contracts to Agent on or before the date hereof. Borrower and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

         8.17 Payable Practices. Borrower and each Guarantor has not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

         8.18 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower or any Guarantor in writing to Agent or any Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing.

         8.19 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Agent or any Lender.


SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1 Maintenance of Existence. Borrower and each Guarantor shall at all times preserve, renew and keep in full force and effect (a) its rights and franchises as a corporation where the failure to do so has or could reasonably be expected to have a Material Adverse Effect and (b) its corporate existence. Borrower and each Guarantor shall at all times maintain in full force and effect all Permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Borrower and each Guarantor shall give Agent thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and Borrower and each Guarantor shall deliver to Agent a copy of the amendment to the Certificate of Incorporation of Borrower or such Guarantor, as the case may be, providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of

Borrower or such Guarantor as soon as it is available. Borrower and Guarantors shall not change their respective jurisdictions of incorporation.

         9.2 New Collateral Locations. Borrower and each Guarantor may open any new location within the continental United States provided Borrower or such Guarantor (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

         9.3 Compliance with Laws, Regulations, Etc.

                  (a) Borrower and each Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws where the failure to do so, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.

                  (b) Borrower and each Guarantor shall establish and maintain, at its expense, a system intended to assure and monitor its continued compliance in all material respects with all Environmental Laws in all of its operations, which system shall include annual reviews of such compliance by employees or agents of Borrower or such Guarantor who are familiar with the requirements of the Environmental Laws. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower or such Guarantor to Agent. Borrower and each Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

                  (c) Borrower and Guarantors shall give both oral and written notice to Agent immediately upon Borrower's or any Guarantor's receipt of any notice of, or Borrower's or any Guarantor's otherwise obtaining knowledge of,
(i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Borrower or any Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Borrower or any Guarantor or its business, operations or assets or any properties at which Borrower or any Guarantor transported, stored or disposed of any Hazardous Materials, in each case as described in clause (i) and (ii) hereof, where such matter has or could reasonably be expected to have a Material Adverse Effect.

                  (d) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is material non-compliance, or any condition which requires any action by or on behalf of Borrower or any Guarantor in order to avoid any material non-compliance, with any Environmental Law, Borrower shall, at Agent's request and Borrower's expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such material non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such material non-compliance, or Borrower's or such Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

                  (e) Borrower and each Guarantor shall indemnify and hold harmless Agent and Lenders and their respective, directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Borrower or any Guarantor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

         9.4 Payment of Taxes and Claims. Borrower and each Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower and each Guarantor shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and Borrower and each Guarantor agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by Borrower or such Guarantor such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower or any Guarantor to pay any income or franchise taxes attributable to the income of Lenders from any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

         9.5 Insurance. Borrower and each Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral


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
against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrower and Guarantors shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if Borrower or any Guarantor fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for Borrower and each Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower and Guarantors shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower and Guarantors shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that Agent and Lenders shall be paid regardless of any act or omission by Borrower, any Guarantor or any of its or their Affiliates as a result of any event that occurred at any time on or after the date of this Agreement through and including the date of termination of this Agreement and the final payment and satisfaction in full of all of the Obligations in accordance with Section 13.1 hereof. At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations.

         9.6 Financial Statements and Other Information.

                  (a) Borrower and each Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower, such Guarantor and its Subsidiaries in accordance with GAAP. Borrower shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrower and Guarantors, and to notify the auditors and accountants of Borrower and Guarantors that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrower and Guarantors shall furnish or cause to be furnished to Agent, the following: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, and as to the consolidated financial statements, statements of shareholders' equity), all in reasonable detail, fairly presenting, in all material respects, the financial position and the results of the operations of RII and its Subsidiaries as of the end of and through such fiscal month, certified to be correct in all material respects by the chief financial officer of Borrower, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit D hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrower and

Guarantors are in compliance with the covenant set forth in Section 9.18 of this Agreement for such month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of RII and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and as to the consolidated financial statements, statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of RII and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of RII and its Subsidiaries as of the end of and for the fiscal year then ended.

                  (b) Borrower and Guarantors shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $3,000,000 or which if adversely determined would result in any material adverse change in Borrower's or any Guarantor's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract being terminated or amended or any new Material Contract entered into (in which event Borrower and Guarantors shall provide Agent with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $3,000,000 shall have been entered against Borrower or any Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by Borrower or any Guarantor, (v) any ERISA Event or any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower or any Guarantor in an amount in excess of $500,000, and (vi) the occurrence of any Event of Default or act, condition or event which, with notice or the passage of time or giving of notice or both, would constitute an Event of Default.

                  (c) Borrower and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which Borrower or any Guarantor sends to its stockholders generally and copies of all reports and registration statements which Borrower or any Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Borrower and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower and Guarantors, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower and Guarantors to any court or other Governmental Authority or to any Lender or Participant or prospective Lender or Participant, subject to Section 13.5 hereof. Borrower and each Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrower's expense, copies of the financial statements of Borrower and any Guarantor and any reports


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
or management letters prepared by such accountants or auditors on behalf of Borrower or any Guarantor and to disclose to Agent and Lenders such information as they may have regarding the business of Borrower and any Guarantor. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Borrower to Agent or such Lender in writing.

         9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower and each Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

                  (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except that any wholly-owned Subsidiary of RII (other than Borrower) may merge with and into or consolidate with any other wholly-owned Subsidiary of RII (other than Borrower), provided, that, each of the following conditions is satisfied as determined by Agent in good faith: (i) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Agent, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (iii) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (iv) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance reasonably satisfactory to Agent, and execute and deliver such other agreements, documents and instruments as Agent may reasonably request in connection therewith;

                  (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

                      (i) sales of Inventory in the ordinary course of business,

                      (ii) the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of Borrower or Guarantors) so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $5,000,000 for all such Equipment disposed of in any fiscal year of Borrower or as Agent may otherwise agree, and

                      (iii) the issuance and sale by Borrower or any Guarantor of Capital Stock of Borrower or such Guarantor after the date hereof; provided, that, (A) Agent shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by Borrower or such Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower or such Guarantor from such sale, (B) Borrower or such Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Borrower and Guarantors to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower and Guarantors with Agent and Lenders or are more restrictive or burdensome to Borrower and Guarantors than the terms of any Capital Stock in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred,

                      (iv) the issuance of Capital Stock of Borrower or any Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of Borrower or such Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall Borrower or such Guarantor be required to issue, or shall Borrower or such Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

                      (v) the sale by Borrower to Dearborn Industrial Generation L.L.C. ("DIG") of the Real Property subject to the Ground Lease, dated as of June 30, 1999, between Borrower as lessor and DIG as lessee, as set forth in the Purchase Option Agreement, dated as of May 31, 2000, by and among DIG, Borrower and Ford Motor Company, as in effect on the date hereof, a true, correct and complete copy of which has been delivered to Agent prior to the date hereof, provided, that, Borrower shall provide Agent with notice of the intention of DIG to exercise such option immediately upon receipt of any notice by Borrower of such intention of DIG; or

                  (c) wind up, liquidate or dissolve; or

                  (d) agree to do any of the foregoing.

         9.8 Encumbrances. Borrower and each Guarantor shall not, and shall permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except:


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
                  (a) the security interests and liens of Agent for itself and the benefit of Lenders;

                  (b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, or such Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

                  (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrower's, such Guarantor's or such Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, such Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

                  (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower, such Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

                  (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

                  (f) pledges and deposits of cash by Borrower or any Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrower or such Guarantor as of the date hereof;

                  (g) pledges and deposits of cash by Borrower or any Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of Borrower or such Guarantor as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

                  (h) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by Borrower or any Guarantor located on the premises of Borrower or such Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with


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
current practices of Borrower or such Guarantor and the precautionary UCC financing statement filings in respect thereof;

                  (i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a Reserve with respect thereto; and

                  (j) the security interests and liens set forth on Schedule 8.4 hereto.

         9.9 Indebtedness. Borrower and each Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except:

                  (a) the Obligations;

                  (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $5,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower or such Guarantor other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

                  (c) Indebtedness of Borrower or such Guarantor under interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered into for the purpose of protecting a Person against fluctuations in interest rates; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000, are not for speculative purposes and such Indebtedness shall be unsecured;

                  (d) unsecured Indebtedness of Borrower or such Guarantor arising after the date hereof to any third person (other than Indebtedness otherwise permitted under this Section 9.9), provided, that, each of the following conditions is satisfied as determined in good faith by Agent: (i) Agent shall have received not less than ten (10) days' prior written notice of the intention of Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect hereto and such other information as Agent may reasonably request with respect thereto,
(ii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iii) on and before the date of incurring such Indebtedness and after giving effect thereto, no Event of Default, or act, condition or event which with the passage of time or both would constitute an Event of Default, shall exist or have occurred, (iv) such Indebtedness shall be incurred by Borrower or such Guarantor at commercially reasonable rates and terms in an arm's length transaction or with an Affiliate, but if with an Affiliate at rates and on terms no less favorable to Borrower or such Guarantor than Borrower or such Guarantor would obtain in a comparable arm's length transaction with a person who is not an Affiliate, (v) such Indebtedness shall not at any time include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Borrower and Guarantors to amend, modify, supplement, replace, renew or extend any of the terms or conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or adversely affect the arrangements of Borrower with Agent and Lenders and such Indebtedness shall not at any time include terms and conditions which in any manner adversely affect Agent or any Lender or any rights of Agent or any Lender as determined in good faith by Agent and confirmed by Agent to Borrower in writing, (vi) in no event shall the aggregate amount of all of such Indebtedness exceed $20,000,000, (vii) Borrower or such Guarantor shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, except as permitted in Section 9.9(g) with Refinancing Indebtedness or as Agent may otherwise agree in writing, (viii) Borrower or such Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrower or such Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein or as permitted in Section 9.9(g) with Refinancing Indebtedness), or set aside or otherwise deposit or invest any sums for such purpose, and (ix) Borrower and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or any Guarantor or on its behalf promptly after the receipt thereof, or sent by Borrower or any Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

                  (e) the Indebtedness of Borrower or any Guarantor to arising pursuant to loans by Borrower or any Guarantor permitted under Section 9.10(c) and Section 9.10(m) hereof;

                  (f) the Indebtedness set forth on Schedule 9.9 hereto; provided, that, (i) Borrower and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower or such Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, except, that, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, other than as permitted in Section 9.9(g) with Refinancing Indebtedness and (iii) Borrower and Guarantors shall furnish to Agent all notices or demands in connection with such Indebtedness either received by Borrower or any Guarantor or on its behalf, promptly after the receipt thereof, or sent by Borrower or any Guarantor or on its behalf, concurrently with the sending thereof, as the case may be; and

                  (g) Indebtedness of Borrower or any Guarantor or Subsidiary arising after the date hereof issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for Indebtedness permitted under Section 9.9(b), Section 9.9(c), Section 9.9(d) or Section 9.9(f) hereof (the "Refinancing Indebtedness"); provided, that, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Agent shall have received not less than ten (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may reasonably request, (ii) promptly upon Agent's request, Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto,
(iii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, or substituted for, (iv) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least subordinated (if subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced or substituted for, (v) the Refinancing Indebtedness shall not include terms and conditions with respect to Borrower, any Guarantor or Subsidiary which are more burdensome or restrictive in any material respect than those included in the Indebtedness so extended, refinanced, replaced or substituted for, (vi) such Indebtedness incurred by Borrower, such Guarantor or Subsidiary shall be at rates and with fees or other charges no higher or greater than the rates and fees of the Indebtedness so extended, refinanced, replaced or substituted for, (vii) the incurring of such Indebtedness shall not result in an Event of Default, (viii) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of refinancing fees and expenses incurred in connection therewith), (ix) the Refinancing Indebtedness shall be secured by substantially the same assets (or less of such assets) that secure the Indebtedness so extended, refinanced, replaced or substituted for, provided, that, such security interests with respect to the Refinancing Indebtedness shall have a priority no more senior than, and be at least as subordinated, if subordinated (on terms and conditions substantially similar to the subordination provisions applicable to the Indebtedness so extended, refinanced, replaced or substituted for or as is otherwise acceptable to Agent) as the security interest with respect to the Indebtedness so extended, refinanced, replaced or substituted for, (x) Borrower, or such Guarantor or Subsidiary obligated in respect of such Indebtedness may only make payments of principal, interest and fees, if any, in respect of such Indebtedness to the extent such payments would have been permitted hereunder in respect of the Indebtedness so extended, refinanced, replaced or substituted for (and except as otherwise permitted below), (xi) Borrower and

Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change any terms of the agreements with respect to such Refinancing Indebtedness, except that Borrower and Guarantors may, after prior written notice to Agent, amend, modify, alter or change the terms thereof to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for, or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (other than with Refinancing Indebtedness to the extent permitted herein and to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for), and (xii) Borrower and Guarantors shall furnish to Agent copies of all notices or demands in connection with such Indebtedness received by Borrower and a Guarantor or on its or their behalf promptly after the receipt thereof or sent by a Borrower or a Guarantor or on its or their behalf concurrently with the sending thereof, as the case may be.

         9.10 Loans, Investments, Guarantees, Etc. Borrower and each Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

                  (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

                  (b) investments in cash or Cash Equivalents, provided, that,
(i) no Loans are then outstanding, except that, notwithstanding that any Loans are outstanding, Borrower may from time to time in the ordinary course of business consistent with the current practices of Borrower as of the date hereof make deposits of cash or other immediately available funds in operating demand deposit accounts used for disbursements to the extent required to provide funds for amounts drawn or anticipated to be drawn shortly on such accounts and such funds may be held in Cash Equivalents consisting of overnight investments until so drawn (so long as such funds and Cash Equivalents are not held more than five
(5) Business Days from the date of the initial deposit thereof and do not exceed $5,000,000 at any time) and (ii) as to any of the foregoing, promptly upon Agent's request, Borrower shall take such actions as are deemed necessary by Agent to perfect the security interest of Agent in such investments;

                  (c) loans of money or property (other than Collateral) by Borrower or any Guarantor to any Person after the date hereof or investments by Borrower or any Guarantor by capital contribution in any Person after the date hereof; provided, that, as to any such loans or investments, each of the following conditions is satisfied as determined by Agent: (i) the Person receiving such loan or investment is engaged in a business related, ancillary or complimentary to the business of Borrower permitted in this Agreement, (ii) as of the date of any such loan or investment and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (iii) the Person receiving such loan or investment shall not be any Subsidiary of any Guarantor or Borrower formed or acquired after the date hereof, (iv) as of the date of any such loan or investment and after giving effect thereto, the Excess Availability shall be not less than $35,000,000, (v) the aggregate amount of all such loans or investments shall not exceed $20,000,000 and the aggregate amount of all such loans and investments in any calendar year shall not exceed $10,000,000 and (vi) Agent shall have received (A) not less than ten (10) Business Days' prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Agent may reasonably request;

                  (d) the existing equity investments of Borrower and each Guarantor as of the date hereof in its Subsidiaries, provided, that, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries except as set forth on Schedule
9.10 hereto;

                  (e) loans and advances by Borrower or any Guarantor to employees of Borrower or such Guarantor not to exceed the principal amount of $1,000,000 in the aggregate at any time outstanding for: (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower, such Guarantor or Subsidiary and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

                  (f) unsecured guarantees by Borrower or any Guarantor of the obligations of any Subsidiary of Borrower or such Guarantor to any third party with respect to leases of real property or personal property in the ordinary course of business and other such unsecured guarantees, provided, that, the aggregate amount of the liability of Borrower and Guarantors pursuant to such other unsecured guarantees shall not exceed $250,000 in the aggregate;

                  (g) guarantees by any Subsidiaries of Borrower or any Guarantor of the Obligations in favor of Agent and Lenders;

                  (h) stock or obligations issued to Borrower or any Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower or such Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent's request, together with such stock power, assignment or endorsement by Borrower or such Guarantor as Agent may request;

                  (i) obligations of account debtors to Borrower or any Guarantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower or such Guarantor; provided, that, promptly upon the receipt of the original of any such promissory


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note by Borrower or such Guarantor, such promissory note shall be endorsed to the order of Agent by Borrower and promptly delivered to Agent as so endorsed;

                  (j) the unsecured guarantee by QS of the obligations of Bing Blanking L.L.C. arising pursuant to the Loan Agreement, dated as of July 22, 1998, by and among Bing Blanking L.L.C., QS and Bank One, Michigan (formerly known as NBD Bank), provided, that, as to such guarantee, (i) QS shall not, and shall not permit Bing Blanking L.L.C. to, directly or indirectly, amend, modify, alter or change the terms of such guarantee or any agreement, document or instrument relating to the Indebtedness subject to such guarantee, except, that, as to such guarantee and such other agreements, documents and instruments, QS may, and may permit Bing Blanking L.L.C. to, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity of the Indebtedness subject thereto, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith or otherwise limit or reduce the liability of QS or Bing Blanking, L.L.C. pursuant thereto, and (ii) QS shall, and shall cause Bing Blanking L.L.C. to, furnish to Agent all notices or demands in connection with such guarantee or the Indebtedness subject to such guarantee either received by QS or Bing Blanking L.L.C. or on its or their behalf, promptly after the receipt thereof, or sent by QS or Bing Blanking L.L.C. or on its or their behalf, concurrently with the sending thereof, as the case may be and (iii) the liability of QS pursuant to such guarantee does not and shall not exceed $2,746,000 at any time;

                  (k) the unsecured obligations of RII in favor of Michigan National Bank to maintain Delaco Processing, L.L.C. in a solvent position by funding losses incurred by Delaco Processing and causing Delaco Processing L.L.C to maintain a positive net worth as set forth in the Capital Contribution Agreement, dated September, 1998, by Delaco Steel Corporation and RII in favor of Michigan National Bank in connection with the loans by Michigan National Bank pursuant to the Business Loan Agreement, dated September 15, 1998, between Delaco Processing, L.L.C. and Michigan National Bank, provided, that, as to such obligations, (i) RII shall not, and shall not permit Delaco Processing L.L.C. to, directly or indirectly, amend, modify, alter or change the terms of such Capital Contribution Agreement or any agreement, document or instrument relating to the Indebtedness subject to such agreement, except, that, as to such agreement and the other agreements, documents and instruments, RII may, and may permit Delaco Processing L.L.C. to, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity of the Indebtedness subject thereto, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith or otherwise limit or reduce the liability of RII or Delaco Processing L.L.C. pursuant thereto, (ii) RII shall, and shall cause Delaco Processing L.L.C. to, furnish to Agent all notices or demands in connection with such obligations or the Indebtedness subject to such obligations either received by RII or Delaco Processing L.L.C. or on its or their behalf, promptly after the receipt thereof, or sent by RII or Delaco Processing L.L.C. or on its or their behalf, concurrently with the sending thereof, as the case may be and (iii) the liability of RII pursuant to such Capital Contribution Agreement does not and shall not exceed $5,899,000 at any time;


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
                  (l) the unsecured obligations of RII to indemnify Shiloh Industries, Inc. for obligations of Shiloh Industries, Inc. in connection with its line of credit with certain lenders for whom KeyBank N.A. is the administrative agent as set forth in the Indemnification Agreement, effective as of September 13, 1999, by and between RII and Shiloh Industries, Inc., provided, that, as to such obligations, (i) RII shall not, and shall not permit Shiloh Industries, Inc. to, directly or indirectly, amend, modify, alter or change the terms of such Indemnification Agreement or any agreement, document or instrument relating to the Indebtedness subject to such agreement, except, that, as to such agreement and the other agreements, documents and instruments, RII may, and may permit Shiloh Industries, Inc. to, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity of the Indebtedness subject thereto, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith or otherwise limit or reduce the liability of RII or Shiloh Industries, Inc. pursuant thereto, (ii) RII shall, and shall cause Shiloh Industries, Inc. to, furnish to Agent all notices or demands in connection with such obligations or the Indebtedness subject to such obligations either received by RII or Shiloh Industries, Inc. or on its or their behalf, promptly after the receipt thereof, or sent by RII or Shiloh Industries, Inc. or on its or their behalf, concurrently with the sending thereof, as the case may be and (iii) the liability of RII pursuant to such Indemnification Agreement does not and shall not exceed $6,000,000 at any time;

                  (m) the loans, advances and guarantees set forth on Schedule
9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Borrower and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, except, that, as to any such guarantees, Borrower or such Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity of the Indebtedness subject thereto, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith or otherwise limit or reduce the liability of Borrower or such Guarantor pursuant thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrower shall furnish to Agent all notices or demands in connection with such loans, advances or guarantees or other Indebtedness subject to such guarantees either received by Borrower or on its or their behalf, promptly after the receipt thereof, or sent by Borrower or any Guarantor on its or their behalf, concurrently with the sending thereof, as the case may be.

         9.11 Dividends and Redemptions. Borrower and each Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of Borrower or such Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution


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
(by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing except that:

                  (a) Borrower and Guarantors may pay dividends to the extent permitted in Section 9.12 below;

                  (b) Borrower and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Borrower or such Guarantor is a party or by which Borrower, such Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $1,000,000; and

                  (c) Borrower may pay dividends in respect of any of its Capital Stock to the extent the proceeds of any such dividends are used by RII to make a substantially contemporaneous payment of either a dividend in respect of the Capital Stock of RII or to redeem or repurchase any of the Capital Stock of RII, provided, that,

                      (i) as to any payment of such dividends by Borrower, each of the following conditions is satisfied:

                           (A) such payment shall be made with funds legally
available therefor,

                           (B) such dividend shall not violate any law or
regulation or the terms of any indenture, agreement or undertaking to which Borrower or RII is a party or by which Borrower or RII or its properties are bound,

                           (C) as of the date of the payment of such dividend or
redemption or repurchase and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing,

                      (ii) as to any payment of such dividends by Borrower to the extent the proceeds are used by RII to pay a dividend in respect of its Capital Stock, each of the following additional conditions precedent is satisfied:


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
                           (A) as of the date of the payment of such dividend
and after giving effect thereto, the Excess Availability shall not be less than $35,000,000, and

                           (B) the aggregate amount of all payments of such
dividends shall not exceed $3,000,000 in any calendar year, and

                      (iii) as to any payment of such dividends by Borrower to the extent the proceeds are used by RII to repurchase or redeem its Capital Stock, each of the following additional conditions precedent is satisfied:

                           (A) as of the date of the payment of such dividend
and after giving effect thereto, the Consolidated Net Income of RII and its Subsidiaries for the immediately preceding fiscal year, as set forth in the audited financial statements of RII for such fiscal year, shall be not less than $5,000,000,

                           (B) as of the date of the payment of such dividend
and after giving effect thereto, the Excess Availability shall not be less than $100,000,000, and

                           (C) the aggregate amount of all payments of such
dividends shall not exceed $10,000,000 in any calendar year,

                  (d) RII may pay dividends in respect of its Capital Stock or redeem or repurchase any of its Capital Stock; provided, that, as to any payment of such dividends or to redeem or repurchase any Capital Stock:

                      (i) funds used for such purpose shall only constitute proceeds of dividends received by RII from Borrower which are permitted under
Section 9.11(c) above;

                      (ii) such payment shall be made with funds legally available therefor,

                      (iii) such dividend or redemption or repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Borrower or RII is a party or by which Borrower or RII or its properties are bound, and

                      (iv) as of the date of the payment of such dividend or redemption or repurchase and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing.

         9.12 Transactions with Affiliates. Borrower and each Guarantor shall not, directly or indirectly,

                  (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of Borrower or such Guarantor, except in the ordinary course of


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
and pursuant to the reasonable requirements of Borrower's or such Guarantor's business (as the case may be) and upon fair and reasonable terms no less favorable to Borrower or such Guarantor than Borrower or such Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person, other than for pellet purchases by Borrower from Eveleth Mines L.L.C. pursuant to the terms of the iron ore pellet agreement between Borrower and Eveleth Mines L.L.C. as in effect on the date hereof (a true, correct and complete copy of which has been delivered to Agent); or

                  (b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of Borrower or such Guarantor, except (i) reasonable compensation to officers, employees and directors for services rendered to Borrower or such Guarantor in the ordinary course of business, and (ii) payments by Borrower or such Guarantor to RII for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by RII on behalf of Borrower or such Guarantor, in the ordinary course of their respective businesses or as the same may be directly attributable to Borrower or such Guarantor and for the payment of taxes by or on behalf of RII.

         9.13 Additional Bank Accounts. Borrower and each Guarantor shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in
Schedule 8.10 hereto, except: (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agent and subject to such conditions thereto as Agent may establish and (b) as to any accounts used by Borrower or such Guarantor to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Agent.

         9.14 Compliance with ERISA. Borrower and each Guarantor shall, and shall cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower, such Guarantor or such ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.


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
         9.15 End of Fiscal Years; Fiscal Quarters. Borrower and each Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

         9.16 Change in Business. Borrower and each Guarantor shall not engage in any business other than the business of Borrower or such Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Borrower or such Guarantor is engaged on the date hereof.

         9.17 Limitation of Restrictions Affecting Subsidiaries. Borrower and each Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of Borrower or any Subsidiary of such Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or such Guarantor or any Subsidiary of Borrower or such Guarantor; (b) make loans or advances to Borrower or such Guarantor or any Subsidiary of Borrower or such Guarantor, (c) transfer any of its properties or assets to Borrower or such Guarantor or any Subsidiary of Borrower or such Guarantor; or
(d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or such Guarantor or any Subsidiary of Borrower or such Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or such Guarantor or any Subsidiary of Borrower or such Guarantor,
(v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of Borrower or such Guarantor prior to the date on which such Subsidiary was acquired by Borrower or such Guarantor and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

         9.18 Adjusted Net Worth. At any time that the Excess Availability is less than $25,000,000, RII and its Subsidiaries shall, at all times (including as of the end of the month immediately prior thereto) have, and shall maintain, Adjusted Net Worth of not less than $225,000,000.

         9.19 License Agreements.

                  (a) Borrower and each Guarantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify,


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
amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.19(b) below, Borrower or such Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of Borrower or such Guarantor; provided, that, Borrower or such Guarantor (as the case may be) shall give Agent not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Agent prompt written notice of any material License Agreement entered into by Borrower or such Guarantor after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent (promptly upon the receipt thereof by Borrower or such Guarantor in the case of a notice to Borrower or such Guarantor and concurrently with the sending thereof in the case of a notice from Borrower or such Guarantor) a copy of each notice of default and every other notice and other communication received or delivered by Borrower in connection with any material License Agreement which relates to the right of Borrower or such Guarantor to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by Borrower or such Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

                  (b) Borrower and each Guarantor will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that Borrower or such Guarantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of Borrower or such Guarantor to extend or renew any material License Agreement to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of Borrower or such Guarantor, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Agent may, but shall not be required to, perform any or all of such obligations of Borrower or such Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Borrower or such Guarantor thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

         9.20 Costs and Expenses. Borrower and each Guarantor shall pay to Agent and Lenders on demand all reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other


                                       73
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Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes and intangibles taxes, if applicable); (b) costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent and Lenders during the course of periodic field examinations of the Collateral and Borrower's or such Guarantor's operations, plus a per diem charge at the rate of $750 per person per day for Agent's examiners in the field and office; and (g) the fees and disbursements of counsel (including legal assistants) to Agent and Lenders in connection with any of the foregoing.

         9.21 Further Assurances. At the request of Agent at any time and from time to time, Borrower and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate and, in addition, Agent has determined that such conditions are satisfied. Where permitted by law, Borrower and each Guarantor hereby authorizes Agent to execute and file one or more UCC financing statements signed only by Agent.


SECTION 10. EVENTS OF DEFAULT AND REMEDIES

         10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) (i) Borrower fails to pay any of the Obligations within three (3) days after the due date thereof or (ii) Borrower or any Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.13, 9.14, 9.15, 9.16 and 9.20 of this Agreement and such failure shall continue for thirty
(30) days; provided, that, such thirty (30) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such thirty (30) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by Borrower or any Obligor of any such covenant or (iii) Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

                  (b) any representation, warranty or statement of fact made by Borrower to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent;

                  (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $1,000,000 in any one case or in excess of $2,500,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of the Collateral having a value in excess of $2,500,000;

                  (e) Borrower or any Obligor dissolves or suspends or discontinues doing business;

                  (f) Borrower or any Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five
(45) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;


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
                  (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

                  (i) any default by Borrower or any Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Agent or any Lender (in such capacity), or any obligations under Capital Leases, contingent Indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Agent or any Lender (in such capacity), in any case in an amount in excess of $5,000,000, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto, or any default by Borrower or any Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

                  (j) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrower in an aggregate amount in excess of $2,500,000 or any other event or condition with respect to a Plan or Multiemployer Plan or any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower or any Guarantor in an amount in excess of $2,500,000;

                  (k) any Change of Control;

                  (l) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower of which Borrower or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the Collateral having a value in excess of $2,500,000;

                  (m) any one or more of the following events shall occur: (i) in any calendar year Borrower shall lose a customer the sales to whom for the immediately preceding calendar year accounted for ten (10%) percent or more of Borrower's total sales volume for such immediately preceding year; (ii) Borrower is at any time required to purchase ten (10%) percent or more of its raw materials on a cash on delivery or cash in advance basis as the result of one or more vendor's unwillingness to extend credit to Borrower; (iii) within a six (6) month time period, $5,000,000 or more of Inventory (valued at the lower of cost or market) shall be subject to a product recall or similar product defect occurrence; (iv) any of the President, Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of Borrower is convicted of a felony criminal offense; (v) the loss of production at the hot mill facility or cold mill facility of Borrower of ten (10%) percent or more of Inventory (measured in tons) from the average weekly amounts produced based on the immediately preceding


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
four (4) weeks for a period of greater than five (5) consecutive days due to either or both of equipment failure or labor strike, stoppage, walkout or other labor related reason; or (vi) a "force majeure event" occurs which results in Borrower's revenues being ten (10%) percent or more less than Borrower's revenues in the immediately preceding fiscal month, which is not fully covered by insurance; or

                  (n) there shall be an event of default under any of the other Financing Agreements which has not been cured or waived as provided herein.

         10.2 Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the ratable benefit of Lenders, (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower or any Obligor, at Borrower's expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower or any Obligor, which right or equity of redemption is hereby expressly waived and released by Borrower and Obligors and/or (vii) terminate this


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
Agreement. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower and Obligors waive any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower and each Obligor waives the posting of any bond which might otherwise be required.

                  (c) For the purpose of enabling Agent to exercise the rights and remedies hereunder, Borrower and each Obligor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to Borrower or any Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower or any Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof, provided, that, such license shall terminate on the date that Agent and Lenders have received final payment and satisfaction in full of all of the Obligations in immediately available funds and this Agreement has been terminated.

                  (d) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due. Borrower and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

                  (e) Without limiting the foregoing, upon the occurrence of an Event of Default or an act, condition or event which with notice or passage of time or both would constitute an Event of Default, Agent and Lenders may, at Agent's option, and upon the direction of the Required Lenders, Agent and Lenders shall, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent and Lenders to Borrower.


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
SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

                  (b) Borrower, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against Borrower or any Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or any Guarantor or its or their property).

                  (c) Borrower and each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) to the Process Agent (as defined below) or, at Agent's option, by service upon Borrower or such Guarantor, as the case may be, in any other manner provided under the rules of any such courts. Borrower and each Guarantor hereby irrevocably designates and appoints CT Corporation System at 1633 Broadway, New York, New York 10019 as its respective process agent (the "Process Agent") for service of all process in any proceeding in connection herewith in any court, such service being hereby acknowledged to be effective and binding service in every respect. Except as otherwise required by the applicable court, and only after an Event of Default, within sixty (60) days after such service, Borrower or such Guarantor shall appear in answer to such process, failing which Borrower or such Guarantor, as the case may be, shall be deemed in default and judgment may be entered by Agent against Borrower or such Guarantor for the amount of the claim and other relief requested.

                  (d) BORROWER, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS


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
AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER, ANY GUARANTOR, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Agent and Lenders shall not have any liability to Borrower or any Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Borrower or such Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

         11.2 Waiver of Notices. Borrower and each Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower or any Guarantor which Agent or any Lender may elect to give shall entitle Borrower or such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         11.3 Amendments and Waivers.

                  (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 12 hereof), by Borrower; except, that, any change, waiver, discharge or termination with respect to the following shall require the consent of Agent and all
Lenders:


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
                      (i) reduction in the interest rate or any fees or the extension of the time of payment of interest or any fees or reduction in the principal amount of any Loan or Letter of Credit Accommodations,

                      (ii) increase in the Commitment of any Lender over the amount thereof then in effect or provided hereunder,

                      (iii) the release of any Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof),

                      (iv) the reduction of any percentage specified in the definition of Required Lenders,

                      (v) the consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement,

                      (vi) the amendment, modification or waiver of this
Section 11.3,

                      (vii) the amendment of Section 12.8 hereof,

                      (viii) the increase in the advance rates constituting part of the Borrowing Base.

                  (b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

                  (c) Notwithstanding anything to the contrary contained in
Section 11.3(a) above, in the event that Borrower or any Guarantor requests that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Required Lenders, then, with the consent of Borrower, Agent and the Required Lenders, Borrower, Agent and the Required Lenders may amend this Agreement without the consent of the Lenders that did not agree to such amendment or other modification (collectively, the "Minority Lenders") to provide for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Required


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
Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iv) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Borrower and the Required Lenders may determine to be appropriate.

                  (d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section.

         11.4 Waiver of Counterclaims. Borrower and each Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

         11.5 Indemnification. Borrower and each Guarantor shall indemnify and hold Agent and each Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel except for such losses, claims, damages, liabilities, costs or expenses (i) resulting from the gross negligence or wilful misconduct of a Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction and (ii) except in the case of the Agent or any of its related parties, arise from a dispute between Agent and any Lender or solely among Lenders. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.


SECTION 12. THE AGENT

         12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Agent; (b) shall not be responsible to Lenders for any recitals, statements,


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representations or warranties contained in this Agreement or in any of the other
Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by Borrower or any Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

         12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

         12.3  Events of Default.

                  (a) Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be


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
issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

                  (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against Borrower or any Obligor or any of the Collateral or other property of Borrower or any Obligor.

         12.4 Congress in its Individual Capacity. With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from Borrower and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower hereunder and without limiting any obligations of Borrower hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

         12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and Obligors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any Obligor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred


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to or provided for herein or therein or to inspect the properties or books of
Borrower or any Obligor. Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower or any Obligor which is required to be provided to Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any Obligor that may come into the possession of Agent.

         12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         12.8 Additional Loans. Agent shall not make any Loans or provide any Letter of Credit Accommodations to Borrower on behalf of Lenders intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Loans and Letter of Credit Accommodations to Borrower to exceed the Borrowing Base of Borrower, without the prior consent of all Lenders, except, that, Agent may make such additional Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations will cause the total outstanding Loans and Letter of Credit Accommodations to Borrower to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Loans or additional Letter of Credit Accommodations to Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Borrowing Base shall not exceed the amount equal to $15,000,000 outstanding at any time less the then outstanding amount of any Special Agent Advances and shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit and (b) without the consent of all Lenders, Agent shall not make any such additional Loans or Letter of Credit Accommodations more than sixty (60) days from the date of the first such additional Loans or Letter of Credit Accommodations. Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Loans or Letter of Credit Accommodations provided that Agent is acting in accordance with the terms of this Section 12.8.

         12.9 Concerning the Collateral and the Related Financing Agreements. Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their


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respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         12.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and a weekly report with respect to the Borrowing Base prepared by Agent (each field audit or examination report and weekly report with respect to the Borrowing Base being referred to herein as a "Report" and collectively, "Reports");

                  (b) expressly agrees and acknowledges that Agent (A) does not make any representation or warranty as to the accuracy of any Report, or (B) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding Borrower and Guarantors and will rely significantly upon Borrower's and Guarantors' books and records, as well as on representations of Borrower's and Guarantors' personnel; and

                  (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

         12.11  Collateral Matters.

                  (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof (provided that in no event shall Special Agent Advances for such purpose exceed the amount equal to $15,000,000 in the aggregate outstanding at any time less the then outstanding Loans under Section 12.8 hereof) or (ii) to pay any other amount chargeable to Borrower or any Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses and payments to any issuer of Letter of Credit Accommodations. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Agent shall notify each Lender and Borrower in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to Section 6.9, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made


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available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

                  (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Borrower certifies to Agent and Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which Borrower or any Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $10,000,000, or (v) if approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders (and any Lender may require that the proceeds from any sale or other disposition of the Collateral to be so released be applied to the Obligations in a manner satisfactory to such Lender). Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

                  (c) Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of Borrower or any Guarantor in respect of) the Collateral retained by Borrower or such Guarantor.

                  (d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by Borrower or such Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder,


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
or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

         12.12 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.


SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

         13.1 Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Maturity Date"), unless sooner terminated pursuant to the terms hereof. In addition, Borrower may, at any time, upon ten (10) Business Days' prior written notice to Agent, terminate this Agreement; provided, that, in each case, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the Maturity Date or any other effective date of termination of the Financing Agreements, Borrower shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent in such amounts as Agent determines are reasonably necessary to secure Agent from loss, cost, damage or expense, including reasonable attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Agent are received in such bank account later than 12:00 noon, New York City time.


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
                  (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower or any Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, Borrower and each Guarantor waives any rights it may have under Section 9-404 of the UCC (or any replacement section) to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds.

                  (c) If for any reason this Agreement is terminated prior to the Maturity Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and Lender's lost profits as a result thereof, Borrower agrees to pay to Agent for itself and the ratable benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount of one-half (1/2%) percent of the Maximum Credit. Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 13.1 shall be deemed included in the Obligations.

                  (d) Notwithstanding anything to contrary contained in Section 13.1(c) above, in the event of the termination of this Agreement by Borrower prior to the Maturity Date and the full and final repayment of all of the Obligations and the receipt by Agent and Lenders of cash collateral all as provided in Section 13.1(c) with the proceeds of initial loans and advances to Borrower pursuant to a revolving credit facility provided by First Union National Bank or its Affiliates (or for which First Union National Bank is acting as agent) to Borrower to replace the financing arrangements provided for herein, and as to which Agent shall not be acting on behalf of First Union National Bank in any capacity, Borrower shall not be required to pay the early termination fee provided for above.

         13.2 Interpretative Provisions.

                  (a) All terms used herein which are defined in Article 1,
Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

                  (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.


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
                  (c) All references to Borrower, any Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

                  (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (e) The word "including" when used in this Agreement shall mean "including, without limitation".

                  (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

                  (g) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of RII most recently received by Agent prior to the date hereof.

                  (h) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  (i) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

                  (j) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (k) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.


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
                  (l) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

         13.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

           If to Borrower or any Guarantor:  Rouge Steel Company
                                             3001 Miller Road
                                             Dearborn, Michigan 48121
                                             Attention: Chief Financial Officer
                                             Telephone No.: 313-317-8900
                                             Telecopy No.: 313-390-4538

           with a copy to:                   Clifford Chance Rogers & Wells, LLP
                                             200 Park Avenue
                                             New York, New York 10166
                                             Attention: G. David Brinton
                                             Telephone No.: 212-878-8276
                                             Telecopy No.: 212-878-8375

           If to Agent:                      Congress Financial Corporation
                                             1133 Avenue of the Americas
                                             New York, New York 10036
                                             Attention: Laurence S. Forte
                                             Telephone No.: 212-840-2000
                                             Telecopy No.: 212-545-4283

         13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.


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         13.5 Confidentiality.

                  (a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Agent or such Lender is a party relating to this Agreement, (iv) to any Lender or Participant (or prospective Lender or Participant) so long as such Lender or Participant (or prospective Lender or Participant) shall have been instructed to treat such information as confidential in accordance with this Section 13.5 and shall have acknowledged such instructions and agreed to comply therewith, or (v) to counsel for Agent or any Participant or Lender (or prospective Participant or Lender so long as clause (iv) of this Section is satisfied as to such person).

                  (b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, statute, rule or regulation to the extent Agent determines in good faith that it will not create any risk of liability to Agent or such Lender, that Agent or such Lender will promptly notify Borrower of such request so that Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrower of Agent's or such Lender's reasonable expenses, cooperate with Borrower in its reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

                  (c) In no event shall this Section 13.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrower or any third party without breach of this Section 13.5 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, or in violation of any other confidentiality agreement in favor of Borrower to the extent Agent or the Lender involved has actual knowledge of such agreement and the violation thereof at the time it receives such information,
(ii) to apply to or restrict disclosure of information that was or becomes available to Agent on a non-confidential basis from a person other than Borrower other than in violation of a confidentiality agreement in favor of Borrower by such person to the extent Agent or the Lender involved has actual knowledge of such agreement and the violation thereof at the time it receives such information, (iii) require Agent or any Lender to return any materials furnished by Borrower to Agent or (iv) prevent Agent from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof.


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         13.6 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrower, Guarantors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

         13.7 Assignments; Participations.

                  (a) Each Lender may (i) assign all or a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit Accommodations) and the other Financing Agreements to (A) its parent company and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company or
(B) one or more Lenders or (C) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, (ii) assign all, or if less than all a portion equal to at least $10,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (A) the consent of Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (ii) above, (B) if such Eligible Transferee is not a bank, Agent shall receive a representation in writing by such Eligible Transferee that either (1) no part of its acquisition of its Loans is made out of assets of any employee benefit plan, or (2) after consultation, in good faith, with Borrower and provision by Borrower of such information as may be reasonably requested by such Eligible Transferee, the acquisition and holding of such Commitments and Loans does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, or (3) such assignment is an "insurance company general account," as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95.60 (issued July 12, 1995) ("PTCE 95-60), and, as of the date of the assignment, there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization


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
(in each case determined in accordance with the provisions of PTCE 95-60) exceeds ten (10%) percent of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of such Eligible Transferee and (C) such transfer or assignment will not be effective until recorded by the Agent on the Register. As used in this Section, the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code.

                  (b) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, any Obligor, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                  (d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any Obligor or any of their Subsidiaries or the performance or observance by Borrower or any Obligor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on


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its behalf and to exercise such powers under this Agreement and the other
Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning Borrower or any Obligor in the possession of Agent or any Lender from time to time to assignees and Participants.

                  (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, Guarantor, Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by Borrower or any Obligor hereunder shall be determined as if such Lender had not sold such participation, and (iv) if such Participant is not a bank, represent that either (A) no part of its acquisition of its participation is made out of assets of any employee benefit plan, or (B) after consultation, in good faith, with Borrower and provision by Borrower of such information as may be reasonably requested by the Participant, the acquisition and holding of such participation does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, or (C) such participation is an "insurance company general account, " as such term is defined in the "PTCE 95-60", and, as of the date of the transfer there is no "employee benefit plan" with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such "employee benefit plan" and all other "employee benefit plans" maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds ten (10%) percent of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the Participant. As used in this Section, the term "employee benefit plan" shall have the meaning assigned to it in Title I of ERISA and shall also include a "plan" as defined in Section 4975(e)(1) of the Code.

                  (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.


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
               (g) Borrower and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrower shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrower and Guarantors and their affairs provided, prepared or reviewed by Borrower or any Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

         13.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.


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
         IN WITNESS WHEREOF, Agent, Lenders, Borrower and Guarantors have caused these presents to be duly executed as of the day and year first above written.


AGENT                                           BORROWER

CONGRESS FINANCIAL CORPORATION,                 ROUGE STEEL COMPANY
as Agent

By: /s/ Kenneth M. Sands                        By: /s/ Gary P. Latendresse
   -----------------------------                   -----------------------------

Title: Executive Vice President                 Title: Vice Chairman & CFO
      --------------------------                      --------------------------


LENDERS

CONGRESS FINANCIAL CORPORATION

By: /s/ Kenneth M. Sands
   -----------------------------

Title: Executive Vice President
      --------------------------

Commitment: $250,000,000


GUARANTORS

ROUGE INDUSTRIES, INC.

By: /s/ Gary P. Latendresse
   -----------------------------

Title: Vice Chairman & CFO
      --------------------------



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]


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
                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


QS STEEL INC.

By: /s/ Gary P. Latendresse
   -----------------------------

Title: President
      --------------------------

EVELETH TACONITE COMPANY

By: /s/ Gary P. Latendresse
   -----------------------------

Title: President
      --------------------------

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